Exhibit 99.1

NEWS RELEASE

Contacts:

Main Street Capital Corporation

Dwayne L. Hyzak, COO, dhyzak@mainstcapital.com

Brent D. Smith, CFO, bsmith@mainstcapital.com

713-350-6000

Dennard • Lascar Associates, LLC

Ken Dennard  |  ken@dennardlascar.com

Jenny Zhou |  jzhou@dennardlascar.com

713-529-6600

MAIN STREET CAPITAL RELEASES

FOURTH QUARTER 2014 UPDATE

HOUSTON, January 20, 2015 — Main Street Capital Corporation (NYSE: MAIN) (“Main Street” or the “Company”) today released an update of its investment portfolio activity and the related preliminary operating results for the fourth quarter of 2014, as well as a preliminary forecast of its operating results for the first quarter of 2015.

In commenting on the fourth quarter of 2014, Vincent D. Foster, Main Street’s Chairman, President and Chief Executive Officer, stated, “Since the year-end financial reporting cycle includes an extra month between the reporting of our results for the third quarter in early November and the reporting of our results for the fourth quarter and full year in late February, we are taking this opportunity to update our stakeholders on our fourth quarter of 2014 operating results and provide preliminary commentary on our operating results for the first quarter of 2015.

We are pleased to report that our investment portfolio and low cost operating structure are estimated to generate quarterly distributable net investment income in excess of our previously announced regular monthly dividends for the fourth quarter of 2014 and the first quarter of 2015, which would represent our sixteenth and seventeenth consecutive quarters of generating distributable net investment income in excess of our regular monthly dividends and maintains our track record of never having paid a distribution that represented a return of capital.  We are also pleased with our origination activity and several favorable exits in our lower middle market portfolio in the fourth quarter.  In addition, we believe that our $175 million institutional bond offering in the fourth quarter significantly improved our current liquidity and overall capital structure and has us positioned for continued growth and favorable results in 2015.  We look forward to providing additional details when we release our fourth quarter and full year results in late February.”

Preliminary Estimates of Fourth Quarter of 2014 Results and 2015 Dividend Expectations

Based primarily on a combination of the benefits of the Company’s diversified portfolio of debt investments and the continued favorable performance of the equity investments in its lower middle market (“LMM”) portfolio, Main Street expects fourth quarter of 2014 distributable net investment income, which is net investment income before non-cash, share-based compensation expense, per share will significantly exceed the previously declared regular monthly dividends per share for the fourth quarter of 2014 of $0.51 per share and will be at the high end or above the previously provided distributable net investment income guidance for the fourth quarter of 2014 of between $0.58 and $0.60 per share. (1)  In addition, after consideration of the fourth quarter of 2014 investment portfolio activity discussed below and the current investment portfolio as of December 31, 2014, the Company expects first quarter of 2015 distributable net investment income per share will also exceed the previously declared regular monthly dividends per share for the first quarter of $0.51 per share. (1)

Main Street is entering 2015 with a run-rate annual dividend of $2.59 per share, based upon its regular monthly dividends declared for the first quarter of 2015 of $0.51 per share and its most recent semi-annual supplemental dividend of $0.275 per share paid in December 2014.  In addition, Main Street currently expects to be in position to deliver at least one additional increase to its regular monthly dividends during 2015, which the Company expects will increase its run-rate annual dividend to greater than $2.60 per share by this same time next year.

Main Street estimates its net realized gains during the fourth quarter of 2014 to be in excess of $12 million and its net realized gains for the full year 2014 to be in excess of $23 million.  The Company does, however, expect to record unrealized depreciation on its middle market investments during the fourth quarter of 2014 in large part due to the volatility the leverage loan market experienced during the quarter.  However, due to the offsetting net realized gains in excess of prior fair market values and net unrealized appreciation on other investments, the Company does not expect its net asset value (“NAV”) per share, after adjustment for the semi-annual supplemental dividend paid in December 2014 of $0.275 per share, to be materially different than its reported NAV as of September 30, 2014.

Investment Portfolio Activity

Lower Middle Market Portfolio Investments Update

During the fourth quarter of 2014, the Company completed LMM portfolio investments totaling approximately $85 million, including originations of investments in five new LMM portfolio companies totaling $67 million and follow-on investments in existing LMM portfolio companies totaling approximately $18 million.  These new LMM portfolio investments represent first lien, senior secured debt investments complemented by equity investments and a first lien, senior secured debt investment with equity warrants.  The five new LMM portfolio companies have operations in the durable medical equipment and services; engineered rubber product manufacturing; rent-to-own financing solutions; specialized enterprise resource planning software; and synthetic rubber manufacturing industries.  On an aggregate basis, Main Street received total repayments of debt principal from several LMM portfolio debt investments during the fourth quarter of 2014 totaling approximately $30 million.  The Company also fully exited its debt and equity investments in three LMM portfolio companies in the fourth quarter of 2014 for realized gains totaling approximately $12 million.

Middle Market Portfolio Investments Update

During the fourth quarter of 2014, the investments in Main Street’s middle market portfolio, which primarily represent debt investments in businesses that are generally larger in size than its LMM portfolio companies, remained relatively flat.

Private Loan Portfolio Investments Update

During the fourth quarter of 2014, Main Street completed private loan portfolio investments, which primarily consist of investments in interest-bearing debt securities in companies that are consistent with the size of companies in its LMM portfolio or middle market portfolio, but are investments which have been originated through strategic relationships with other investment funds on a collaborative basis, totaling approximately $40 million, including investments in five new private loan portfolio companies totaling $35 million and follow-on investments in existing private loan portfolio companies totaling approximately $5 million.  These new private loan portfolio investments primarily represent three first lien senior secured debt investments, complemented by a second lien senior secured debt investment and an equity investment.  The five new private loan portfolio companies have operations in the health and fitness facility; medical solutions; property and casualty insurance; wellhead equipment and design; and specialty stationery manufacturing and supply industries.  On an aggregate basis, the Company received repayments on several private loan portfolio debt investments during the fourth quarter of 2014 totaling approximately $4 million of debt principal.

Energy Industry Portfolio Investments

The recent decline in oil prices and its impact on the energy industry was a key contributor to the volatility in the leveraged loan market during the fourth quarter of 2014.  While these events have impacted several of Main Street’s portfolio investments, the Company believes its significant diversification across many industries will continue to support the performance of the overall portfolio during periods of volatility in any one industry.

As of December 31, 2014, the percentage of the Company’s portfolio companies across its LMM, middle market and private loan portfolios that are classified as having their primary operations in an energy related industry was approximately 9.8% at fair value and 10.7% at cost, compared to approximately 13.1% at fair value and 13.9% at cost at December 31, 2013.  These figures exclude the impact of other companies in the Company’s investment portfolio with underlying operations not considered energy related, but whose customer base may include energy related companies.  These figures also exclude the portion of the Company’s Other Portfolio, which primarily consists of investments that are not consistent with the typical profiles for its LMM portfolio investments, middle market portfolio investments or private loan portfolio investments, including investments which may be managed by third parties, and may include energy related investments within private investment funds.

Non-Accrual Update

As of December 31, 2014, Main Street had five portfolio investments on non-accrual status which it currently estimates comprised approximately 1.7% of the total investment portfolio at fair value and 4.7% at cost, compared to 1.2% at fair value and 3.9% at cost as of September 30, 2014.  The Company expects one of these investments to move back to accrual status during the first quarter of 2015, with this investment representing approximately 0.5% of the total investment portfolio at fair value and approximately 0.8% at cost. Excluding this investment, the Company’s non-accrual percentages as of December 31, 2014 were flat compared with the percentages as of September 30, 2014 on both a fair value and cost basis.

Other Activity

In September 2014, Main Street received a BBB investment grade rating from Standard & Poor’s Ratings Services, making it one of only five business development companies with such rating, and the Company utilized this rating during the fourth quarter of 2014 to enhance its capital structure by issuing $175.0 million of 4.50% unsecured notes due 2019.  In addition, the Company increased the total commitments under its five-year revolving credit facility from $522.5 million to $572.5 million to support future investment and operational activities.  The $50.0 million increase was the result of the addition of a new lender relationship, which further diversifies the Company’s lending group under the facility to a total of fifteen participants.

During the fourth quarter of 2014, Main Street continued to earn increased management fees under its investment sub-advisor relationship with HMS Income Fund, Inc. (“HMS Income”), as HMS Income continues its fund raising activities.  The total assets of HMS Income increased from approximately $386 million at September 30, 2014 to approximately $500 million at December 31, 2014.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements which are based upon Main Street management’s preliminary determinations and current expectations and are inherently uncertain, including without limitation the fourth quarter of 2014 and first quarter of 2015 operating results, the declaration and payment of regular and supplemental dividends in the future, the December 31, 2014 net asset value per share and the future status of investments on accrual status.  Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance.  The preliminary estimates provided herein are subject to completion of Main Street’s customary closing and audit or review procedures, as applicable, including the determination of the fair value of Main Street’s portfolio investments by the Main Street Board of Directors, and have not yet been approved by the Main Street Board of Directors.  As a result, actual results could differ materially from the current preliminary estimates and projections of the future based on adjustments made during Main Street’s closing and audit or review procedures, as applicable, and Main Street’s reported information in its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2015 may differ from this information, and any such differences may be material.  In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter and year ended December 31, 2014 and the quarter ended March 31, 2015 that may be important to readers.  As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full fourth quarter and year end 2014 results when such results are disclosed by Main Street in its Annual Report on Form 10-K for the year ended December 31, 2014 and full first quarter 2015 results when such results are disclosed by Main Street in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.  The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.  Such statements speak only as of the time when made and are based on information available to Main Street as of the date hereof and are qualified in their entirety by this cautionary statement.  Main Street undertakes no obligation to update any such statements now or in the future.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies.  Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio.  Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million.  Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street’s common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.”  In addition, Main Street has outstanding 6.125% Notes due 2023, which trade on the NYSE under the symbol “MSCA.”

(1) Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature.  Main Street believes presenting distributable net investment income, and the related per share measure, is useful and appropriate supplemental disclosure for analyzing its financial performance since share-based compensation does not require settlement in cash.  However, distributable net investment income is a non-GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with GAAP.  Instead, distributable net investment income should be reviewed only in connection with such GAAP measures in analyzing Main Street’s financial performance.  In order to reconcile estimated distributable net investment income to estimated net investment income per share in accordance with GAAP, $0.02 to $0.03 per share of estimated share-based compensation expense is added back to estimated net investment income per share.

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